Exhibit 14(d)

SCUDDER

403(b) Program

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A tax-advantaged investment program using the Scudder family of pure no-load(TM)
mutual funds

For employees of educational and other tax-exempt organizations



Build retirement assets for tomorrow while saving on taxes today


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CONTENTS

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Highlights                                                                  3
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How 403(b) Plans Benefit You                                                4
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Why a Scudder 403(b)?                                                       6
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Questions and Answers                                                       7
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How to Use Your Scudder 403(b)                                             10
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Sample Statement                                                           11
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Scudder Plan                                                               12
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Telephone Numbers and Addresses                                            15
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     Scudder Retirement Plan Specialists are ready to answer any questions you may have about the Scudder 403(b) Program. Call toll-free 1-800-323-6105.


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                                   HIGHLIGHTS

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A Unique Program

Employees of colleges, universities, public school systems, many hospitals and other tax-exempt organizations have a unique opportunity to set aside money for retirement by taking advantage of special tax benefits designed to encourage early and active retirement planning. With a special mutual fund custodial account, called a 403(b) plan, you and your employer can make tax- advantaged investments today, for a more secure retirement tomorrow.

A 403(b) plan can help you build substantial retirement income and save on current taxes because every dollar invested is sheltered from taxes while in your account. You don't pay taxes while in your account. You don't pay taxes until money is withdrawn, usually at retirement when you may be in a lower tax bracket.

Scudder makes a good thing even better by offering the special advantages of investing in a family of mutual funds--investment choice, flexibility, low cost, and helpful service.

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Scudder Funds for You

Scudder 403(d) plan investments are made in the Scudder family of mutual funds. With the Scudder Funds you can design an investment strategy that suit your objectives now and in the future. You get a wide range of investment choice, including money market, income, and growth fund. And, to make your investment even more flexible, you can exchange among funds with a free telephone call.

Such flexibility means you are never locked into an investment decision. As our retirement investment needs or market conditions change, your 403(b) investment strategy can change too.
And remember, you can use the Scudder Funds for your IRA as well.

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Scudder Investment Specialists

Scudder, Stevens & Clark, investment adviser to the Scudder Funds, is one of the largest and most experienced investment management firms in the country. Since 1919, investing has been our only business and service to the investor our only product. Today we offer a broad range of mutual fund and investment management products. Through our network of offices around the country, we provide specialized investment services to employee benefit and retirement plans, endowments and foundations, corporate case management funds, insurance plans, individuals' portfolios and, of course, mutual funds.

As a convenience to investors, Scudder Funds Centers in Boston, Chicago, Cincinnati, Cleveland, Houston, Los Angeles, New York, Portland, San Francisco, and West Palm Beach offer the opportunity to conduct business in person with professional Service Representatives. The Scudder offices, their addresses and phone numbers are listed on the inside back cover.


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                                                    HOW 403(b) PLANS BENEFIT YOU

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Retirement planning is becoming an increasingly important activity for Americans young and old. This rising awareness of the need to build retirement savings to help ensure a comfortable lifestyle when working years are over stems from many factors. Concerns today about inflation, the future of Social Security benefits, and the effect of taxes on income all play a part in causing people to plan for retirement earlier and more actively. A 403(b) plan can help you do just that.
By making regular investments in our 403(b) program you can build retirement income while reducing your current tax bill.

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Current Tax Savings

There are many good reasons to make 403(b)investments. Few are so compelling as the opportunity to reduce your taxes. Every dollar you invest in a 403(b) plan through salary reduction is subtracted from your wages (as reported on your W-2 form) and is not included in calculating your federal income taxes. You pay no federal income tax on this money until you start withdrawing it, normally at retirement. Certain states also allow you to exclude 403(b) investments when calculating state income taxes, so your tax savings may be even greater. The net result is that you pay less in current taxes and the extra money goes to work for you. Let's look at what this might mean for different 403(b) participants.

SINGLE                TAXABLE                                  TAXABLE
RETURN                INCOME    TAXES*    JOINT RETURN         INCOME    TAXES*
------                -------   ------    ------------         -------   ------

No contribution       $25,000   $ 4,680   No contribution      $40,000   $ 7,333
to 403(b) plan                            to 403(b) plan

Salary reduction                          Salary reduction
for 403(b)                                for 403(b)
investment           -$ 2,400             investment          -$ 6,000
                      -------                                  -------

After 403(b) plan                         After 403(b) plan
contribution          $22,600   $ 4,008   contribution         $34,000   $ 5,653

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Savings on                      $   622   Savings on                     $ 7,680
current taxes                             current taxes

* Federal income taxes calculated with the 28% marginal rate for 1988.


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Tax Deferred Compounding

Another way you benefit with a 403(b) is that all earnings on your investment--whether interest, dividends, or capital gains--are reinvested, and grow free of taxes until you're ready to use them. The advantages of investing for your retirement through a 403(b) instead of an investment program not offering the benefits of current tax savings and tax-deferred compounding are highlighted in the following example.

If you start your 403(b) at age 35 and invest $2,400 each year ($200 per month), by age 65 you will accumulate $452,098 (before taxes) assuming a 10% annual return. By comparison, if you take the same $200 per month, pay taxes at a 28% rate, and invest in a taxable investment plan earning a 10% pre-tax (7.2% after-tax) annual return, you will accumulate $253,845. Of course, 403(b) accumulations are taxed when withdrawn, but normally at retirement when you may be in a lower tax bracket. Even after paying taxes on your distributions, a 403(b) plan can offer you a significant advantage in reaching your retirement goals.

               500

               400

                                              $452,098 (before taxes)
                                              With the 403(b) advantage
               300

$ Dollars
(Thousands)

               200
                                              $253,845 (after taxes)
                                              Without the 403(b) advantage

               100

                 0
                        10       20       30

                                    30 years

               For illustration purposes, we've assumed an annual investment return of 10% and a 25% tax rate. Your actual return and tax bracket aren't likely to be constant from year to year and there can be no guarantee that a specific rate or return will be achieved.


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                              WHY A SCUDDER 403(b)?

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A Family of No-Load Mutual Funds

The Scudder 403(b) program offers you a family of mutual funds for retirement investments. This flexible, low-cost approach provides you with a comprehensive but not overwhelming selection of investment options. You determine how your Scudder 403(b) plan is invested, thereby tailoring an investment strategy to meet your needs.

For more information on the Scudder Funds, please see the blue booklet entitled "How to select the right Scudder funds for you."

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Wide Choice

A Scudder 403(b) plan offers you choice among a broad range of mutual funds. You may choose from money market, income, growth and income, and growth funds, which allow you to emphasize stability, income, or growth--or any combination--depending on your investment objective.

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Flexibility

With the Scudder 403(b), you're not limited to one investment choice. Invest in as many eligible funds as you wish. You may make investment changes in writing or with a toll-free phone call. Changes may be made at any time unless your employer's guidelines provide otherwise. So, for example, you can start with a growth fund and easily switch to more conservative investments as you approach retirement.

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Low Cost

One of the most important advantages of the Scudder 403(b) plan is its low cost to you. All Scudder funds are pure no-load (no sales, account, or redemption charges). This means that 100 percent of your contribution is invested in the fund or funds of your choice. You pay no separate charges for opening, maintaining, or closing your plan account.

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Account Records and Investment Information

As a Scudder fund shareholder, you receive account transaction statements describing activity in your account, fund reports listing current interest to investors.

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Direct Access to Scudder

Scudder Retirement Plan Specialists are available to help you with your 403(b) plan. Call them at our toll-free number listed on the inside back cover.


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                              QUESTIONS AND ANSWERS

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Making Investments

Q.  What is a 403(b) plan?

A. A 403(b) is a special, tax-advantaged, retirement savings account for people working in public school systems, colleges, universities, many hospitals and other tax-exempt organizations described in section 501(c)(3) of the Internal Revenue Code. Sometimes called Tax-Sheltered Annuities (TSAs) or Tax-Deferred Annuities (TDAs), 403(b) plans shelter income from current taxes, and investment earnings grow free of taxes while in the plan. 403(b)s that invest in mutual funds, technically called 403(b)(7) plans after the Internal Revenue Code section that permits them, offer the special advantages of mutual funds--choice, flexibility, professional management, and diversification.

Q.  How do I make contributions?

A. Through a salary reduction agreement with your employer, you set aside a portion of your pay in your plan account before income taxes are withheld. Complete the enclosed 403(b) Application and then ask your employer about any additional procedures for starting contributions to your plan.

Q. How do I know the maximum amount I can contribute to my 403(b) plan each year?

A. Your employer will often tell you the amount of your maximum annual contribution. If necessary, Scudder Fund Distributors can provide a questionnaire for you to complete. Send it to us and we can compute the amount for you. However, the final responsibility for the accuracy of the contribution limit is yours.

Q.  May I choose any fund I wish for my initial contribution?

A. Yes. You are not limited to a specific Scudder fund for your initial contribution. And, you may maintain investments in as many of the eligible Scudder funds as you wish, as long as you meet the required minimums listed on the following page.

Q.  Can I exchange previously invested assets among funds?

A. Yes. You may move already invested assets among funds with a toll-free call or by writing to us. Phone numbers and addresses for arranging transactions are on the inside back cover. Be sure to specify account number(s) and fund name(s).

Q. Can I change my investment instructions for allocating my future contributions among funds?

A. Yes. Group 403(b) participants may complete the Allocation Change Form available from your employer or our Boston retirement plan office. If you are not a group participant, just notify our employer which funds your future contributions should be directed to. Allocation changes cannot be made by telephone.


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Q. Can I change the level of my 403(b) salary reduction?

A. Yes. The Internal Revenue Service allows you to change the amount of salary reduction once a calendar year. Please check with your employer for more information.

Q.  Can I suspend contributions to the Scudder 403(b) plan?

A. Yes. You are free to suspend or stop participation at the end of any payroll period by notifying your employer. However, you cannot participate again for the rest of the calendar year.

Q.  Can I transfer to the Scudder 403(b) from another carrier?

A. Yes. You may transfer your existing 403(b) assets to a Scudder 403(b) without tax liability if your existing carrier permits transfers. Just complete the Scudder 403(b) Transfer Request form included with this kit. If you have questions, contact a Scudder Service Representative at 1-800-225-2470.

Q.  Can I continue to invest in an IRA as well as a 403(b) plan?

A. Yes, however, if your income exceeds $40,000 (for joint filers, $25,000 for single filers), and you are a 403(b) plan participant, then part or all of your IRA contribution will be non-deductible. All income earned in your IRA will grow free of taxes until withdrawn. Call or write for more information on the Scudder IRA.

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Fees, Charges, and Minimums

Q.  What fees are involved?

A. Since the Scudder funds are "no-load," you pay no sales charges when you buy or sell fund shares. In addition, there are no separate charges for opening, maintaining, or closing your account. Fund expenses, such as management fees, are paid out of the gross investment income of each fund, as detailed in each fund's prospectus.

Q.  What minimums are there?

A. There is no minimum initial investment. However, you will need to invest at least $240 during each twelve month period you are in the plan, until your investment reaches $1,000. You may invest in more than one fund as long as you have at least $500 in each fund.


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Distributions and Withdrawals

Q.  When can I withdraw my Scudder 403(b) plan assets?

A. You may withdraw 403(b) accumulations when you retire, leave your employer, reach age 59 1/2, or become disabled. Should you encounter financial hardship, you may withdraw part or all of your plan accumulation under certain circumstances. However, any distribution made before you reach age 59 1/2, become disabled, or die, will be subject to a 10% penalty by the IRS, unless:

     o after you have left your employer, payments are made over your lifetime, or over your lifetime and that of any beneficiary

     or

     o payments are made after you have reached age 55, because you have retired early.
          Check with your employer for any special distribution and withdrawal requirements. (Criteria for determining financial hardship are subject to further clarification from the Internal Revenue Service.)

Q.  What happens to my 403(b) plan if I leave my employer before I retire?

A. All contributions to your 403(b) plan are yours to keep. You may be eligible to make 403(b) contributions with your new employer. If not, you can either "rollover" your 403(b) plan assets into an IRA or, if your employer permits, simply leave them until you are ready to use them.

Q.  What happens to the money in my 403(b) plan when I die?

A. The Custodian pays the money to the person you name as your beneficiary. This kit includes a Designation of Beneficiary form for this purpose. You can change your beneficiary by filing a new form. If you do not designate a beneficiary, any undistributed plan assets will be paid to a surviving spouse, or to your estate if no spouse survives you. The full market value of your 403(b) plan will be paid at the time of the distribution. There are no closing costs or administrative fees. (Since tax consequences may differ depending on your choices, you may wish to consult your attorney or tax adviser before making a designation.)

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Account Information

Q.  What reports do I receive about my 403(b) plan?

A. You receive comprehensive account transaction statements. Statement information includes the trade date, dollar amount, share price, number of shares involved, and shares owed after each transaction. A sample statement is shown on page 11.

Q.  Who can answer my questions?

A. Professionals from Scudder Fund Distributors will answer your questions about the Scudder 403(b) plan, investment objectives and characteristics of any of the Scudder Funds, and requests for literature. Please refer to the back page for the appropriate toll-free number to call.


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                         How to Use Your Scudder 403(b)

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Getting Started

Enrolling in the Scudder 403(b) program is easy. Simply complete the enclosed Scudder 403(b) Application and forward it as directed by your employer. Also complete your employer's salary reduction authorization.

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Transferring from Another Carrier

To transfer any assets you may have from another 403(b) plan carrier to Scudder, just complete the enclosed Scudder 403(b) Transfer Request and return it as instructed on the form.

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Exchanging among Scudder Funds

You may exchange dollars already invested in one Scudder fund to another, with a toll-free call or in writing.

     By phone:
          Simply call toll-free: 1-800-225-5163. It will be helpful to have your account number(s) handy. If your call is received prior to 4:00 p.m., Eastern time, your exchange will be made at the share price computed that evening. If received after that time, the exchange will take place at the next business day's share price.

     In writing:
          Write to Scudder Funds, P.O. Box 2291, Boston, MA 02107-2291. Written exchanges will be processed promptly. Please be sure to reference your existing account numbers and indicate your fund choices. Sign your name exactly as it appears on your statement.

Exchanging assets already invested will not affect your investment instructions for future contributions. To change the funds receiving your future investments, please refer to the following section "Changing Contribution Allocation".

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Changing Contribution Allocation

Group participants can change the fund or funds receiving contributions, or change the proportionate amount received by a particular fund, by completing the Scudder Allocation Change Form. Allocation Change Forms are available either from your employer or from Scudder.

Participants who are not a part of a group 403(b) plan should simply notify their employer which funds future contributions should be directed to. Please note that change of allocation requests cannot be accepted over the telephone. They must be in writing and will apply only to future contributions, not to previously invested dollars.

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Questions?

If you have any questions about a Scudder 403(b) program or the enrollment forms, please call a Scudder Retirement Plan Specialist at: 1-800-323-6105.


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                      SAMPLE ACCOUNT TRANSACTION STATEMENT

The figures in the illustration below are not intended to be the actual prices or current estimated returns of any particular Scudder fund. They are for illustrative purposes only. Some plan statements will have all your fund investments listed on one statement.

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RETIREMENT PLAN STATEMENT
     9/30/XX

STATE STREET BANK AND TRUST CO.                 SCUDDER GROWTH AND INCOME FUND
CUSTODIAN FOR THE 403(B) PLAN OF
STATE UNIVERSITY                                  Statements are issued for each
SUSAN JUDITH JACKSON                                    Scudder fund held.
49 CLIFF DRIVE
HOUSTON, TX 77002

Tax ID or Soc. Sec. No. ###-##-####    PLEASE REFER TO THIS          AND MAIL TO
Account No. 520-48-8519 JACKSSUSAJ     ACCOUNT NUMBER IN ALL
                                       CORRESPONDENCE
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[?]     [?]                              DOLLAR AMOUNT      SHARE     SHARES THIS        TOTAL
DATE    DATE      TRANSACTION            OF TRANSACTION     PRICE     TRANSACTION    SHARES ORDERED
---------------------------------------------------------------------------------------------------
Dates on which
retirement plan
contribution is
invested and
confirmed by the
custodian of the  BEGINNING BALANCE                                                     1446.660
funds             SALARY REDUCTION           130.00         13.55        9.594          1456.254

2/28    2/28      SALARY REDUCTION           130.00         13.72        9.480          1465.734

3/1     3/1       Dividends periodically     190.54         13.77       13.840          1479.574
                  reinvested (.13 =
                  dividend per SHARE)

3/31    3/31      EMPLOYER CONTRIB.          515.00         13.85       37.184          1516.758

4/30    4/30      SALARY REDUCTION           130.00         13.58        9.572          1526.330

5/16    5/16      SALARY REDUCTION           130.00         13.78        9.433          1535.763

5/31    5/31      SALARY REDUCTION           130.00         13.72        9.480          1545.243

6/1     6/1       INCOME REINVEST .14        212.44         13.80       15.394          1560.637

6/30    6/30      EMPLOYER CONTRIB.          485.00         Price per   34.970          1595.607
                                                            SHARE of
                                                            the fund
                                                            on the
                                                            trade date

7/31    7/31      SALARY REDUCTION           130.00         13.81       Number of       1605.020
                                                                        fund shares
                                                                        purchased
                                                                        on the date

8/31    8/31      Represents contribution
                  made by salary reduction   130.00         13.82        9.410          1614.430

9/1     9/1       INCOME REINVEST .15        234.15         13.79       16.980          Total Shares
                                                                                        owned after
                                                                                        latest
                                                                                        transaction
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TOTAL DIVIDENDS     LONG TERM
   AND OTHER      CAPITAL GAINS     INCOME
CONTRIBUTIONS     DISTRIBUTION     DIVIDENDS      ACCOUNT VALUE AS OF LATEST CONFIRM DATE

 637.13 +                           637.13 +      Latest account value

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               Cumulative figures indicating
               the level of current and prior
               year contributions
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                                   INVESTOR COPY
====================================================================================================

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                                  SCUDDER PLAN

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                                 Scudder 403(b)
                               Custodial Agreement

                           ARTICLE I. EFFECTIVE DATE

     This Scudder 403(b)(7) Custodial Agreement shall become effective on the date on which the Custodial mails an acknowledgment of receipt of the incorporated Scudder 403(b) Application to the Employee who executed such Scudder 403(b) Application.

                            ARTICLE II. DEFINITIONS

     2.01. Account means the separate account or account established and maintained by the Custodian for an Employee pursuant to this Agreement.

     2.02. Agreement or Scudder 403(b) (7) Agreement means this document and the Application.

     2.03. Application or Scudder 403(b) Application means the document(s) which established the Agreement and is (are) executed by the Employer, Employee and Custodian.

     2.04. Beneficiary means the person or persons (including entities) designated by the Employee as entitled to receive the Account balance, if any, at the Employee's death. If at the time of the Employee's death, no designated Beneficiary is alive, Beneficiary shall mean the Employee's surviving spouse or, if the Employee does not leave a surviving spouse, the Employee's estate.

     2.05. Code means the Internal Revenue Code of 1986, as amended.

     2.06. Contributions shall mean Salary Reduction Contributions, Employer Direct Contributions, and Nondeductible Voluntary Contributions.

     2.07. Custodian means the party who executed the Application as Custodian, and any successor thereto, provided that such successor is either a bank or another person who satisfies the requirements of Code Section 401(f)(2).

     2.08. Designated Investment Company means a regulated investment company for which Scudder, Stevens & Clark Ltd., its successor or any affiliates, acts as the investment advisor and which has been designated by the Distributor as appropriate for investment hereunder.

     2.09. Designation of Beneficiary means a form executed and submitted to the Custodian in accordance with the terms of Article IX.

     2.10. Disability means the inability of the Employee to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

     2.11. Distributor means Scudder Fund Distributors, Inc. and any successor thereto.

     2.12. Employee means an individual who is employed by the Employer and who has properly executed the Application.

     2.13. Employer means the employer who is listed on the Application.

     2.14. Employer Direct Contribution means the amount, other than Salary Reduction Contributions, contributed by the Employer to the Account.

     2.15. Salary Reduction Contribution means the amount not included in the Employee's compensation pursuant to a written salary reduction agreement and transmitted by the Employer to the Custodian for addition to the Employee's Account.

                ARTICLE III. MAINTENANCE OF A CUSTODIAL ACCOUNT

     3.01. Salary Reduction Contributions to the Account. The Employee may make Salary Reduction Contributions to the Account. Any salary reduction agreement between the Employer and the Employee shall be effective only as to amounts earned by the Employee after such agreement becomes effective. Each such agreement shall be irrevocable as to both the Employer and the Employee except that either party may terminate such agreement as of the end of any payroll period so that the agreement will not apply to compensation subsequently earned. Subject to the immediately preceding sentence, the Employee may modify a salary reduction agreement no more than once in each calendar year.

     3.02. Employer Direct Contribution to the Account. The Employer may make Employer Direct Contributions to the Account.

     3.03. Transfers to and from the Account. All direct or indirect asset transfers to an Account from an existing custodial account described in Code Sections 403(b)(7) or an annuity contract qualified under Code Section 403(b)(1) shall be in cash unless the Custodian otherwise consents. The Employee has the right by proper written instrument to cause a transfer of cash or, if agreed to by the Custodian, shares of a Designated Investment Company, to another custodial account described in Code Section 403(b)(7), an annuity contract qualified under Code Section 403(b)(1), an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).

     3.04. Rollovers to the Account. The Custodial shall accept rollover contributions; it shall be the Employee's responsibility to ensure that such contributions satisfy the applicable provisions of the Code.

     3.05. Other Contributions. If permitted by the Custodian, the Employee may make voluntary contributions to the Account. To the extent that such contributions are "deductible employee contributions" (within the meaning of Code Section 72(o)(5)(A), made with respect to calendar years ended before January 1, 1987, they shall be administered in accordance with the provisions of Code Section 72(o). The Employee's other voluntary contributions plus similar contributions made by the Employee under other 403(b) arrangements and/or qualified retirement plans may not exceed 10% of the Employee's aggregate compensation during his or her period of participation in such arrangements and/or plans.

                    ARTICLE IV. INVESTMENT OF CONTRIBUTIONS

     4.01. Purchase of Shares. As soon as is practical after the Custodian receives a Contribution, it shall invest such Contribution in shares of one or more Designated Investment Companies in accordance with the Employee's most recent effective investment instructions. The Account may be invested in the shares of not more than one Designated Investment Company, provided that any minimum investment limits specified by the Distributor are met.

     4.02. Registration and Safekeeping. Any stock of a Designated Investment Company shall be registered in the name of the Custodian or its nominee and will be held in unissued form.

     4.03. Reports and Voting of Securities. The Custodial shall deliver to the Employee or, if applicable, to his or her Beneficiary, all notices, prospectuses, financial statements, proxies and proxy solicitation materials received by it with respect to investments made for the Employee's Account. The Custodial shall vote all shares only in accordance with the instructions of the Employee (or, if applicable, Beneficiary) as expressed in an executed proxy. Notwithstanding the foregoing, if the Custodian has not received instructions as to how to vote given shares before two full business days prior to the meeting at which such securities are to be voted, it shall vote such securities for or against each proposal, or abstain from voting on each proposal, in the same proportion as all other shares of such Designated Investment Company vote or abstain from voting at the shareholders meeting either in person or by proxy; provided, however, that the Custodial shall not have the authority to vote shares of a Designated Investment Company without instructions from the person or persons entitled to make investment decisions unless either (a) the Securities and Exchange Commission shall have issued an exemptive order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended, the application for which order describes the Custodian's authorization to so vote without instructions, or (b) the Custodian has received an opinion of its counsel that the exercise of this authority to vote shares of a Designated Investment Company without instructions will not render the Custodian an "affiliated person" as defined in the Investment Company Act of 1940, as amended.

     4.04. Dividends. All capital gains distributions and dividends received on the shares of a Designated Investment Company shall be reinvested in shares of that Designated Investment Company.

     4.05. Change of Investments. Subject to Section 4.01, an Employee (or his or her surviving Beneficiary to whom distributions are being made or his or her spouse or former spouse pursuant to a domestic relations order) may in any manner specified by the Distributor direct that the investment in a Designated Investment Company be changed, in whole or in part, to other Designated Investment Companies. Notwithstanding the preceding sentence, if the Distributor determines in its own judgment that there has been trading within the Account, any Designated Investment Company may refuse to sell its shares to such Account. Where the Beneficiary is entitled to exercise the rights enumerated in this
Section 4.05 with respect to a separate account and the Beneficiary is more than one person, the majority of such persons must agree before any power they have as a Beneficiary may be exercised.

                    ARTICLE V. DISTRIBUTIONS AND WITHDRAWALS

     5.01. Instructions to Custodian. The Custodian shall not be responsible for making any distributions until such time as it has been notified in writing by the Employee to begin making distributions. No distribution will be made upon the death of the Employee unless the Custodian has been notified in writing of the Employee's death, and the Custodian, in its opinion, has been provided with adequate verification of such death. Distributions to the Employee (or, if applicable, his or her Beneficiary) of amounts in the Account shall be made in cash and/or, if the Distributor consents, in kind.

     5.02. Employee Withdrawals.

          (a) After Attainment of Age 59 1/2. At any time after the Employee attains age 59 1/2, he or she may withdraw amounts from his or her Account by making written instructions to the Custodian as to the amounts to be so withdrawn.

          (b) Hardship Withdrawals. If, at any time, the Employee encounters financial hardship, the Employee may withdraw amounts from his Account. For the purposes of this subsection (b), determination as to whether the Employee has encountered financial hardship shall be made according to rules of uniform application and in accordance with applicable law, governmental regulations or ruling. Before the Employee may exercise his withdrawal rights pursuant to this subsection (b), the Employee must submit to the Custodian written proof of such determination of hardship and written instructions to the Custodian as to the amounts so withdrawn.

          (c) Withdrawal of Excess Deferrals. If, on or before the first March 1 following the close of a calendar year, the Employee notifies the Custodian in writing that an amount in the Account constitutes a deferral (including Salary Reduction Contributions) in excess of the limit set forth in Code Section 402(g) (generally, $9,500), the Custodian shall distribute such amount (and any income allocable to such amount) on or before the next following April 15.

     5.03 Distributions at Separation from Service. Distributions upon separation from service will be made only upon written notice from the Employee to the Custodian. The written notice shall list the date on which distribution shall commence, and the manner in which and the period over which distribution shall be made. The Employee must elect to commence receiving distribution(s) not later than the first April 1 following the later of the calendar year during which the Employee attains age 70 1/2 or the calendar year during which the employee retires. The Employee must elect a manner of distribution which will result in (a) payment(s) which will at all times equal or exceed the minimum distributions required under Code Sections 401(a)(9) and 403(b)(10), and (b) the present value (determined at the time distribution commences) of payments to be made to the Employee over the Employee's life expectancy (as determined under Section 1.72-9 of the Treasury Regulations) equaling more than 50% of the present value of the total payments to be made.

     5.04. Distributions at the Employee's Death. At the Employee's death, distributions shall be made in the form elected by the Beneficiary unless the Employee has specified the form of distribution. The Beneficiary must notify the Custodian in writing (in a form acceptable to the Custodian) of the Employee's death. To the extent the Beneficiary may elect the form of distribution, the Beneficiary must provide written notice to the Custodian listing the date on which distribution shall commence, and the manner in which and the period over which distribution shall be made. Any form of distribution must comply with the following requirements:

          (a) Death While Receiving Distributions. If the Employee has already begun to receive distributions from the Account, the Account Balance which remains at the time of the Employee's death shall be distributed to the Beneficiary at least as rapidly as under the distribution method being used at the time of the Employee's death.

          (b) Death Prior to Receiving Distributions. (i) If the Employee dies before distribution from the Account has commenced and the Employee's spouse is not the Beneficiary, the Employee's entire Account balance must be distributed to the Employee's Beneficiary either (A) within five years after the Employee's death, or (B) in substantially equal annual or more frequent installments over a period not exceeding the life expectancy of the Beneficiary (as determined as of the date of the Employee's death using the return multiples in Section 1.72-9 of the Treasury Regulations) provided that such distributions commence within one year after the Employee's death.

(ii) If the Employee dies before distribution from the Account has commenced and the Employee's spouse is the Beneficiary, the Employee's entire Account balance must be distributed to the Employee's spouse either (A) within five years after the Employee's death, or (B) in substantially equal annual or more frequent installments over a period not longer than the spouse's life expectancy (as determined as of the time distribution is commenced and recalculated annually (if requested), by using the return multiples contained in Section 1.72-9 of the Treasury Regulations) provided that such distribution is commenced on or before the later of the date on which the Employee would have attained age 70 1/2 or one year after the Employee's death.

     5.05. Distributions upon Disability. If the Employee suffers a Disability, the Employee may elect to receive distribution(s) from his or her Account by providing written notice to the Custodian. The written notice shall list the date on which distribution shall commence, and the manner in which and the period over which distribution shall be made. The Employee must elect to commence receiving distribution(s) not later than the first April 1 following the calendar year during which the Employee attains age 70 1/2. The Employee must elect a manner of distribution which will result in (a) payment(s) which will at all times equal or exceed the minimum distributions required under Code Sections 401(a)(9) and 403(b)(10), and (b) the present value (determined at the time distribution commences) of payments to be made to the Employee over the Employee's life expectancy (as determined under Section 1.72-9 of the Treasury Regulations) equaling more than 50% of the present value of the total payments to be made.

     5.06. Distribution to Incompetents. If a distribution is payable to a person known by the Custodian to be a minor or a person under a legal disability, the Custodian may, in its absolute discretion, make all or any part of the distribution to (a) a parent or such person, (b) the guardian, committee or other legal representative, wherever appointed, of such person, including a custodian for such person under a Uniform Gifts to Minors Act or similar act,
(c) any person having the control and custody of such person, or (d) to such person directly.

     5.07. Distributions Pursuant to Domestic Relations Orders. Where required by law, the Custodian shall make distributions pursuant to any "qualified domestic relations order" (as defined in the Employee Retirement Income Security Act of 1974, as amended) and any other domestic relations order.

                             ARTICLE VI. CUSTODIAN

     6.01. Duties. The Custodian shall:

          (a) Receive transmitted Contributions;

          (b) Provide safekeeping for the assets in the Account;

          (c) Collect income;

          (d) Execute orders for purchase, sale or exchange of Designated Investment Company shares and make settlements in accordance with general practice;

          (e) Maintain records of all transactions in the Account;

          (f) Transmit to each Employee, not less frequently than annually, appropriate statements of the amount of the Custodian's compensation, if any, charged to the Account;

          (g) File with the Internal Revenue Service and/or any other government agency such returns, reports, forms, and other information as may be required of it as Custodian;

          (h) Perform all other duties and services consistent with the purposes and intentions of this Agreement.

     The Custodian may perform any of its administrative duties through other persons designated by the Custodian from time to time.

     6.02. Share Redemptions. If cash funds are required to pay taxes, fees, or other expenses pursuant to Article VI or to make payments to the Employee or his Beneficiary pursuant to Article V, the Employee (or Beneficiary, if applicable) shall instruct the Custodian in writing which shares shall be redeemed or sold if the Account is invested in shares of more than one Designated Investment Company, unless the item for which cash is required is clearly allocable to an investment in a specific Designated Investment Company. In the absence of such written instructions, the Custodian shall exercise its discretion.

     6.03. Limitations on Liabilities and Duties.

          (a) The Custodian shall be fully protected in acting or omitting to take any action in reliance upon any document, order (including any domestic relations order) or other direction believed by the Custodian to be genuine and properly given. Conversely, the Custodian shall be fully protected in acting or omitting to take any action in reliance on its belief than any document, order or other direction either is not genuine or was not properly given.

          (b) To the extent permitted by law, 30 days after providing to the Employee the statements required under Section 6.01(f), the Custodian shall be released and discharged from all liability to the Employer or any third party as to the matters contained in such statement unless the Employee files written objections with the Custodian within such 30-day period.

          (c) In no event shall the Custodian or Distributor be under a fiduciary duty to the Employee in regard to the selection of investments or be liable for any loss incurred on account of a selected investment.

          (d) The Custodian and Distributor shall have no responsibility with regard to the initial or continued qualification of the Account under Code
Section 403(b)(7).

          (e) Neither the Custodian nor the Distributor shall be obligated to determine the amount of any Contribution due or to collect any Contribution from the Employee.

          (f) Neither the Custodian nor the Distributor shall be held responsible for determining the amount, character, or timing of any distribution to the Employee.

          (g) Neither the Custodian nor the Distributor shall have responsibility, and the Employee shall have sole responsibility, with respect to the computation of the Employee's "exclusion allowance" as defined in Code
Section 403(b)(2), any applicable limitation(s) on contributions under Code
Section 415(c), any election available to the Employee under Code Section 415, any applicable limit on elective deferrals (including Salary Reduction Contributions) under Code Section 402(g), or any matters relating to any tax consequences with respect to Contributions, Account earnings, Account distributions, transfers or rollovers.

          (h) The Custodian shall not be required to carry out any instructions not given in accordance with this Agreement and neither the Custodian nor the Distributor shall be liable for the loss of income, or for appreciation or depreciation in share value that shall result from the Custodian's failure to follow instructions not given in accordance with this Agreement.

          (i) If instructions are received that, in the opinion of the Custodian, are unclear, neither the Custodian nor the Distributor shall be liable for loss of income, or for appreciation or depreciation in share value during the period preceding the Custodian's receipt of written clarification of the instructions.

          (j) The Custodian shall have no responsibility to make any distribution or process any withdrawal by order of the Employee or Beneficiary unless and until the requisite written instructions specify the occasion for such action and the Custodian is furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by the Custodian.

          (k) The Custodian shall neither assume nor have any duty of inquiry about any matter arising under the Plan.

          (l) Neither the Custodian nor the Distributor shall have any liability to the Employee or Beneficiary for any tax penalty or other damages resulting from any inadvertent failure by the Custodian to make a distribution under this Agreement.

          (m) Neither the Custodian nor the Distributor shall be liable for interest on temporary cash balances, if any, maintained in the Account.

          (n) To the extent permitted by law, the Employee shall always fully indemnify the Custodian and hold it harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and matters which it contemplates (except that which arise due to the Custodian's negligence or willful misconduct) or (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with instructions therefor which are in full compliance with both Article IX and this Section 6.03.

          (o) Except as required by law, the Custodian shall not be obligated or expected to commence or to defend a legal action or proceeding in connection with this Agreement, unless the Custodian and the Employee agree that the Custodian will defend a given legal action and the Custodian is fully indemnified for so doing to its satisfaction.

          (p) Neither the Employer nor the Distributor shall have any responsibility or liability for any acts or omissions of the Custodian hereunder.

     6.04. Compensation. In consideration for its services hereunder, the Custodian shall be entitled to receive the applicable fees specified in its then current fee schedule, if any. The Custodian may substitute a revised fee schedule from time to time upon 30 days' written notice to the Employer or Employee. The Custodian shall be entitled to such reasonable additional fees as it may from time to time determine for services required of it and not clearly identified on the fee schedule.

     6.05. Resignation and Removal. The Custodian may resign by giving at least 30 days' written notice to the Employer or Employee. The Distributor may remove the Custodian hereunder by giving at least 30 days' written notice to the Custodian. In each case, the Distributor shall designate a successor custodian qualified pursuant to Section 2.07 hereof, which successor shall accept such appointment by a writing to be submitted to the Employer or Employee, and the Custodian.

     On the effective date of its resignation or removal, the Custodian shall transfer to the designated successor custodian the assets and records (or copies thereof) of the Account provided, however, that the Custodian may retain whatever assets it deems necessary for payment of its fees, costs, expenses, compensation, and any other liabilities which constitute a charge on or against the assets of the Account or on or against the Custodian.

                  ARTICLE VII. FEES, TAXES, AND OTHER EXPENSES

     Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account (including any transfer taxes incurred in connection with the investment and reinvestment of Account assets), expenses, fees and administrative costs incurred by the Custodian in the performance of its duties (including fees for legal services rendered to the Custodian), and the Custodian's compensation as determined under Section 6.04, if any, shall constitute a charge upon the assets of the Account. At the Custodian's option, such fee, tax or expense shall be paid from the Account or by the Employee.

                 ARTICLE VIII. PROTECTION OF EMPLOYEE BENEFITS

     8.01. Nonforfeitability. At no time shall any part of the Account be used for purposes other than for the exclusive benefit of the Employee. The Employee's rights to Contributions shall be nonforfeitable at all times after such Contributions are transferred to the Custodian.

     8.02. Non-alienability. Any right or benefit which shall be payable under the terms of this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt at such shall be void. Furthermore, no right or benefit shall be subject to the debts, contracts, liabilities, engagements or torts of the person who is entitled to such right or benefit, and no such right or benefit shall be subject to attachment or legal process for or against such person.

                      ARTICLE IX. BENEFICIARY DESIGNATION

     Each Employee may submit to the Custodian a properly executed written Designation of Beneficiary acceptable to the Custodian for use in connection with this Agreement. Any such Designation of Beneficiary shall not be effective unless it is filed during the Employee's lifetime with the Custodian at the Custodian's home office. Whether or not fully dispositive of the Account, the most recently filed Designation of Beneficiary accepted by the Custodian shall be controlling and all previously filed designations shall be considered superseded and shall have no effect. If a Beneficiary dies while receiving distributions, the portion of the Account to which the Beneficiary would have been entitled (had he or she survived) shall be paid to the Beneficiary's beneficiary or beneficiaries (or if impossible, to the Beneficiary's estate) in a lump sum within 90 days after the Custodian receives notification of the Beneficiary's death.

                              ARTICLE X. AMENDMENT

     10.01. By the Distributor. The Distributor may amend this Agreement in its entirety or any portion thereof. The Distributor shall provide copies of such amendment to the Employer and/or Employee. Neither this Section nor any other portion of this Agreement shall impose on the Distributor an affirmative obligation to amend the Agreement.

     10.02. Limitations. No amendment shall be made:

          (a) Which would cause or permit any part of the Account to be diverted to purposes other than for the exclusive benefit of the Employee and/or his or her Beneficiary, or cause or permit any portion of such assets to revert to or become the property of the Employer.

          (b) Without the written consent of the Custodian, or

          (c) Which would retroactively deprive any Employee of any benefit to which he or she was entitled under the Agreement, unless such amendment is necessary, in the opinion of counsel, to conform the Agreement to, or satisfy the conditions of Code Section 403(b), any other law, or any governmental regulation or ruling, provided that this prohibition shall not be construed to prohibit prospective amendment of the Agreement (including prospective amendment to eliminate a benefit) where such prospective amendment is permitted by law.

                            ARTICLE XI. TERMINATION

     11.01. Automatic Termination on Distribution. This Agreement shall terminate when all the assets held in the Account established hereunder have been distributed or otherwise transferred out of the Account.

     11.02. Termination on Disqualification. This Agreement shall terminate if, after notification by the Internal Revenue Service that the Employee's Account does not qualify under Code Section 403(b)(7), the Employer and/or Distributor do not make the amendments necessary to so qualify the Account. On such termination of this Agreement, the Custodian shall distribute all assets in an Account, in its discretion in cash or in kind, to the Employee or, in the event of the Employee's death, to the Beneficiary, subject to the Custodian's right to reserve funds as provided in Section 6.05.

                           ARTICLE XII. MISCELLANEOUS

     12.01. Applicable Law. This Agreement shall be construed and administered in accordance with the laws of the state in which the home office of the Custodian is located.

     12.02. Employer's Signature. If the Employer does not sign the Application and is not required to do so under the Code and the regulations thereunder, the Employee, to the extent allowed by law, assumes all obligations and responsibilities of the Employer under this Agreement.

     12.03. Change of Address. The Employer, or if permitted by the Custodian, the Employee, shall notify the Custodian in writing of any change of address within 30 days of such change.

     12.04. Notice. Any notice from the Custodian to the Employee pursuant to this Agreement shall be effective when sent by U.S. Mail to the address of record of the Employer or Employee. Any notice to the Custodian pursuant to this Agreement shall be by first class mail addressed to its home office.

     12.05. Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors in interest of the parties hereto.

     12.06. Construction. It is intended that this Agreement, together with the other documents comprising the 403(b)(7) arrangement pursuant to which the Employee's funds are invested under this Agreement, qualify as a custodial account under Code Section (403(b)(7). This Agreement shall be construed and limited by applicable laws, and the powers and discretions conferred hereunder shall be exercised in a manner consistent with that purpose. Subject to the provisions of this Section and Section 12.09 below, in the event of any conflict between this Agreement and the documents incorporated in this Agreement by reference, the provisions of this Agreement shall prevail.

     12.07. Separability. If any provision of this Agreement shall be held invalid or illegal for any reason, such determination shall not affect any remaining provisions of this Agreement, but this Agreement shall be construed and enforced as if such invalid or illegal provision has never been included in this Agreement.

     12.08. Statutory Requirements. In the event any applicable state or local law, regulation or rule conflicts with and/or supplements the terms of this Agreement, such law, regulation or rule shall be deemed to supersede and/or supplement the terms of this Agreement, provided that the Distributor and the Custodian receive written notice of such law, regulation, or rule.

     12.09. Separate Employer Plan. If the Employer has established a written separate 403(b) plan, the terms of such plan will supersede any provisions of this Agreement which conflict with such terms; provided that the Employer has furnished the Distributor with a copy of such written plan and the Custodian has agreed in writing to be bound by the terms thereof.

                                                                     -----------
                                                                       TELEPHONE
                                                                     NUMBERS AND
                                                                       ADDRESSES

                                ================================================

                                For questions about   Call: (Toll-free)
                                the Scudder Funds     1-800-225-2470
                                                      or
                                                      Write to:
                                                      Scudder Funds
                                                      160 Federal Street
                                                      Boston, MA 02110

                                ================================================

                                To arrange            Call: (Toll-free)
                                transactions and      1-800-225-5163
                                for questions about   or
                                existing accounts     Write to:
                                                      Scudder Funds
                                                      P.O. Box 2291
                                                      Boston, MA 02107-2291

                                ================================================

                                For questions       Call: (Toll-free)
                                about your Scudder  1-800-323-6105
                                403(b) plan         or
                                                    Write to:
                                                    Scudder Funds
                                                    Group Retirement Plans Dept.
                                                    175 Federal Street
                                                    Boston, MA 02110-2267

================================================================================

Scudder Offices

Boston
166 Federal Street
Boston, Massachusetts 02110
800-225-2470

Chicago
111 East Wacker Drive (22nd Fl.)
Chicago, Illinois 60601
312-861-2700

Cincinnati
555 Carew Tower
Cincinnati, Ohio 45202
513-721-4200

Cleveland
950 Terminal Tower
Cleveland, Ohio 44113
216-241-7744

Houston
1000 Louisiana Street
Suite 2190
Houston, Texas 77002
713-659-3838
800-445-0544 (in Texas)

Los Angeles
333 South Hope Street (37th Fl.)
Los Angeles, California 90071
213-628-1144

New York
345 Park Avenue (26th Fl.)
New York, New York 10154
212-326-6370

Philadelphia
Three Mellon Bank Center
Philadelphia, Pennsylvania 19102
215-864-7200

Portland, Oregon
One S.W. Columbia Street
Suite 575
Portland, Oregon 97258
503-224-3999

San Francisco
101 California Street (41st Fl.)
San Francisco, California 94111
415-981-8191

West Palm Beach
Phillips Point, Suite 1100
777 South Flagler Drive
West Palm Beach, Florida 33401
401-832-3600
800-422-0323 (in Florida)

-----------------

SCUDDER FUNDS

=================                          -------------------------------------
403(b) Application                         Please return to your Benefits Office
                                                unless otherwise instructed
                                           -------------------------------------
--------------------------------------------------------------------------------
1.  PARTICIPANT INFORMATION (please print)
--------------------------------------------------------------------------------

Name___________________________________________  Daytime Telephone (___)________

Address_________________________________________________________________________

City_______________________________ State_______________________ Zip____________

Social Security Number   -   -                     Date of Birth________________

--------------------------------------------------------------------------------
2.  EMPLOYER INFORMATION
--------------------------------------------------------------------------------

Name____________________________________________________________________________

Address_________________________________________________________________________

City_______________________________ State_______________________ Zip____________

Employer Group Number                   (obtain from employer if your account is
                                        part of a group program)

--------------------------------------------------------------------------------
3.  INVESTMENT INSTRUCTIONS
--------------------------------------------------------------------------------

Check appropriate box(es) for initial contribution source:
|_| Employee contribution    |_| Transfer of assets (please complete the Scudder
|_| Employer contribution        403(b) Transfer Request form and send it with
|_| Rollover check for $____     this application)

                                                                   %
MONEY MARKET                             $ Amount    or  (group programs only)

     Scudder Cash Investment Trust    ______________     ____________________
     Scudder Government Money Fund    ______________     ____________________

INCOME
     Scudder GNMA Fund                ______________     ____________________
     Scudder Income Fund              ______________     ____________________
     Scudder Target Fund
       (multi-Portfolios)
       U.S. Government 1990           ______________     ____________________
       General 19______________       ______________     ____________________
                  Maturity Year
     Scudder U.S. Government Zero     ______________     ____________________
       Coupon
       Target Fund______________      ______________     ____________________
                   Maturity Year

GROWTH AND INCOME
     Scudder Equity Income Fund       ______________     ____________________
     Scudder Growth and Income Fund   ______________     ____________________

GROWTH
     The Japan Fund                   ______________     ____________________
     Scudder Capital Growth Fund      ______________     ____________________
     Scudder Development Fund         ______________     ____________________
     Scudder Global Fund              ______________     ____________________
     Scudder International Fund       ______________     ____________________
                                TOTAL $
                                      ______________     ____________________
                                      ______________     ____________________

Do not select a fund for which you have not received a prospectus. If you would like additional prospectuses, please call 1-800-225-2470.

--------------------------------------------------------------------------------
4.  TELEPHONE EXCHANGE
--------------------------------------------------------------------------------

Shareholders are able to exchange by telephone, telegram, or TWX shares in one Scudder fund for shares of any other Scudder fund. The recipient account must have the identical registration and address as the account from which it is exchanged.

--------------------------------------------------------------------------------
5.  ADOPTION OF AGREEMENT AND SIGNATURE
--------------------------------------------------------------------------------

By this application, my employer and I direct the Custodian to open a separate Custodial Investment Account for my benefit according to the Scudder 403(b) Custodial Agreement, and agree to the provisions contained in the Agreement. I acknowledge that I have received a current prospectus for the fund(s) selected for investment.

__________________________        ______________________________________________
Employee's Signature              Signature of Employer

                                        /s/ G. Reeves
__________________________        ______________________________________________
Date                              State Street Bank and Trust Company, Custodian

IMPORTANT: This Agreement is not effective until acknowledgement of the receipt of this Application is mailed by the Custodian to the Employee. Please complete Designation of Beneficiary on reverse side.

                       ---------------------------------------------------------
                       For Benefits Office use only:
                       After reviewing and signing this application, sent it to:
                       Scudder Funds P.O. Box 2291 Boston, MA 02107-2291
                       ---------------------------------------------------------

-----------------

SCUDDER FUNDS

=================

403(b) Designation of Beneficiary

--------------------------------------------------------------------------------

Instructions        With this form you designate the beneficiary who is to
                    receive your Plan assets if you die while a balance remains in your account. This designation is not effective until filed with the Custodian.

                    Section 2.04 and Article IX of the Custodial Agreement provide for the distribution of plan assets when the beneficiary form on file does not completely dispose of the plan assets.

--------------------------------------------------------------------------------

Examples of         o    Sandra Casey (SS #000-00-0000), 3 Oak Street, Chicago,
beneficiary              Il 60060, my wife, if living at my death; otherwise, in
designations             equal shares, to my children who survive me. If any
                         child does not survive me, such deceased child's share shall go by right of representation to that child's issue who survive me. (Note: "issue" refers to children, grandchildren, etc.)

                    o Sandra Casey (SS #000-00-0000), 3 Oak Street, Chicago, Il 60060, my wife, if living at my death; otherwise, to James Casey (SS ####-##-####), 231 Elm Street, San Mateo, CA 94042, my son, if living at my death. If he is not living at my death, then to his issue who survive me by right of representation.

                    o James Casey (SS ####-##-####), 231 Elm Street, San Mateo, CA 94042, my son, and Mary Casey (SS #999-99-9999), 17 Beech Avenue, Dallas, TX 73302, my
                         daughter, in equal shares, if they both survive me; otherwise all to the one of them who survive me. If neither survives me, to XYZ charity.

                    These are only examples. You may wish to consult an attorney before naming beneficiaries.

--------------------------------------------------------------------------------

Name your Plan      The following beneficiaries are entitled to receive the
beneficiaries and   assets of my Plan upon my death. This designation revoked
provide their       any previous designation. I understand that I can change
Social Security     this choice of beneficiary by submitting a new form to State
Numbers and         Street Bank and Trust Company, the Custodian for the Scudder
addresses if        Plan.
possible.
                    Beneficiaries (please print):_______________________________

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________

--------------------------------------------------------------------------------

Sign here           ______________________________________  ____________________
                    Your signature                          Date

--------------------------------------------------------------------------------

Spousal consent

Obtain the consent  (a) |_| The Participant's employer makes contributions to
of your spouse if           the Plan account (or, if, for any other reason, this
your designation            is an employer-sponsored plan) and lese than 100% of
above results in            the assets in the Plan have been left to me as
either or both of           primary beneficiary. I consent to such designation
the circumstances           and limit my consent to the beneficiaries indicated
described in (a)            above. In addition, recognizing that I also have a
and (b).                    right to limit my consent to a specific form of
                            benefit (such as a lump sum distribution or installment payments over a period of time), I relinquish that right and consent to any form of benefits which may be elected under the Plan.

                    and/or

Either or both boxes
may be checked.     (b) |_| As spouse of a Participant who is a resident of
                            Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, or Washington, I consent to (1) the naming of another person as primary beneficiary to receive more than one-half the Plan distributions or
                            (2) the naming of myself as primary beneficiary and others as contingent beneficiaries.

                    I acknowledge that I have read the above elections and understand the effect their exercise will have on me. I also understand that my spouse must execute a new designation if he or she wants to designate another beneficiary.

                    ______________________________________  ____________________
                    Spouse's signature                      Date

Witness                                           |_| Plan Representative
If box (a) is checked _________________________       or
spouse's signature    Witness                     |_| Notary Public
must be witnessed by                                  State: ___________________
a Notary Public or a                                  Commission expires:_______
Plan Representative.

                                 SCUDDER 403(b)
                           EMPLOYER ADOPTION AGREEMENT

     All Employees will be eligible to participate in the plan, unless the Employer specifies otherwise in writing attached to this Adoption Agreement.

     I.   PLAN NAME

               The name of this Plan will be:

               The ___________________________________________ 403(b) Plan.
                           (insert name of Employer)

     II.  EMPLOYER CONTRIBUTIONS BY SALARY REDUCTION

               Employer Contributions |_| may |_| may not be made by Salary Reduction Contributions. If allowed, these Contributions must be made according to a salary reduction agreement, described in
               Section 3.01 of the Custodial Agreement, between the Employer and the Employee.

         NOTE: If the Employer chooses either mandatory contributions or employee thrift contributions (see sections III and IV below), Employer Contributions by salary reduction must be allowed.

     III. MANDATORY CONTRIBUTIONS BY SALARY REDUCTION

               |_| In order to participate in any Employer Direct Contributions which the Employer may make directly to the Employee's Account for any taxable year of the Employee, the Employee must agree with the Employer to make mandatory contributions of at least ___% of the Employee's compensation according to a salary reduction agreement between the Employer and the Employee.

         NOTE: The Employer may not require both mandatory contributions and employee thrift contributions (see section IV below).

     IV.  EMPLOYER MATCHING AND EMPLOYEE THRIFT CONTRIBUTIONS

               |_| For each taxable year of the Employee that the Employee has agreed to make thrift contributions under a salary reduction agreement with the Employer, the Employee may contribute up to ___ % (not over 6%) of compensation as a thrift contribution for that taxable year and the Employer will match the Employee's thrift contribution by contributing ___% of the Employee's thrift contribution.

               |_| For each taxable year of the Employee that the Employee has agreed to make thrift contributions under a salary reduction agreement with the Employer, the amount of the allowable employee thrift contribution, which cannot exceed 6% of compensation, and the amount of the employer matching contribution will be determined according to the provisions specified in an attachment to this Adoption Agreement.

     V.   EMPLOYEE CONTRIBUTIONS

               Employee non-deductible voluntary contributions are:

                    |_| permitted.

                    |_| not permitted.

     VI.  PERMITTED INVESTMENTS

               Contributions under the provisions of the Scudder 403(b) Custodial Agreement may be invested in:

                    |_| All Scudder funds (except tax-free funds)

                    |_| __________________________________________

                        __________________________________________

                        __________________________________________

                        __________________________________________

                        __________________________________________
                          (please list permitted Scudder Funds).

     VII. PROCEDURES FOR CHANGING INVESTMENTS

               Employees or Employees' beneficiaries may change the investments of their 403(b) Accounts by giving instructions directly to the:

                    |_|  Plan Administrator.

                    |_|  Custodian.

    VIII. DISTRIBUTION INSTRUCTIONS TO CUSTODIAN

               The Custodian will make distributions upon a written request from the:

                    |_|  Employer or Plan Administrator.

                    |_|  Employee.

                    |_|  Employer, Plan Administrator or Employee.

     IX.  WITHDRAWALS BY AN EMPLOYEE WHO HAS REACHED AGE 59-1/2

               Withdrawals from an account by an Employee who has reached the age of 59-1/2:

                    |_|  are not permitted.

                    |_|  are permitted.

     X.   WITHDRAWALS BY AN EMPLOYEE ON ACCOUNT OF FINANCIAL HARDSHIP*

               Withdrawals from an account by an Employee who has encountered financial hardship:

                    |_|  are not permitted.

                    |_|  are permitted.

     XI.  DISTRIBUTION TO AN EMPLOYEE UPON SEPARATION FROM SERVICE*

               Distributions to an Employee will commence:

                    |_|  upon the Employee's separation from service.

                    |_| upon the Employee's separation from service, or at age ____, if later.

                    |_| at the times specified in an attachment to this Adoption Agreement.

          XII. AMENDMENT

                    This adoption agreement |_| is |_| is not an amendment to an existing plan.

         XIII. ADOPTION OF AGREEMENT BY EMPLOYER AND CUSTODIAN

                    By completing and signing this Adoption Agreement, the Employer agrees to open a custodial account under Internal Revenue Code Section 403(b)(7) for each Employee who signs a Scudder 403(b) Application Form. The Employer also adopts a Scudder 403(b) Plan according to the provisions in this Adoption Agreement and the Scudder 403(b) Custodial Agreement. If any selections in this Adoption Agreement are inconsistent with the applicable provisions of the Custodial Agreement, the selections here will control.

     The Scudder 403(b) Custodial Agreement, including this Employer Adoption Agreement, becomes effective on the date both the Custodian and the Employer have signed this Agreement.

__________________________________________        State Street Bank and Trust
             Name of Employer                     Company

__________________________________________
          Signature of Employer                   BY__________________________

__________________________________________          __________________________
             Street Address

__________________________________________
            City/Town and Zip

__________________________________________
                   Date

     * Please note that, in general, if an Employee receives a hardship withdrawal or a distribution before reaching the age of 59-1/2, dying or becoming disabled, the withdrawal or distribution may be subject to a 10% IRS early withdrawal penalty tax. A distribution which is rolled over into an IRA will not be subject to this penalty, however.

                                 SCUDDER 403(b)
                           EMPLOYER ADOPTION AGREEMENT

All Employees will be eligible to participate in the plan, unless the Employer specifies otherwise in writing attached to this Adoption Agreement.

     I.   PLAN NAME

               The name of this Plan will be:

               The ______________________________________ 403(b) Plan.
                         (insert name of Employer)

     II.  EMPLOYER CONTRIBUTIONS BY SALARY REDUCTION

               Employer Contributions |_| may |_| may not be made by Salary Reduction Contributions. If allowed, these Contributions must be made according to a salary reduction agreement, described in
               Section 3.01 of the Custodial Agreement, between the Employer and the Employee.

         NOTE: If the Employer chooses either mandatory contributions or employee thrift contributions (see sections III and IV below), Employer Contributions by salary reduction must be allowed.

     III. MANDATORY CONTRIBUTIONS BY SALARY REDUCTION

               |_| In order to participate in any Employer Direct Contributions which the Employer may make directly to the Employee's Account for any taxable year of the Employee, the Employee must agree with the Employer to make mandatory contributions of at least ___% of the Employee's compensation according to a salary reduction agreement between the Employer and the Employee.

         NOTE: The Employer may not require both mandatory contributions and employee thrift contributions (see section IV below).

     IV.  EMPLOYER MATCHING AND EMPLOYEE THRIFT CONTRIBUTIONS

               |_| For each taxable year of the Employee that the Employee has agreed to make thrift contributions under a salary reduction agreement with the Employer, the Employee may contribute up to ___ % (not over 6%) of compensation as a thrift contribution for that taxable year and the Employer will match the Employee's thrift contribution by contributing ___% of the Employee's thrift contribution.

               |_| For each taxable year of the Employee that the Employee has agreed to make thrift contributions under a salary reduction agreement with the Employer, the amount of the allowable employee thrift contribution, which cannot exceed 6% of compensation, and the amount of the employer matching contribution will be determined according to the provisions specified in an attachment to this Adoption Agreement.

     V.   EMPLOYEE CONTRIBUTIONS

               Employee non-deductible voluntary contributions are:

                    |_| permitted.

                    |_| not permitted.

     VI.  PERMITTED INVESTMENTS

               Contributions under the provisions of the Scudder 403(b) Custodial Agreement may be invested in:

                    |_| All Scudder funds (except tax-free funds).

                    |_| __________________________________________

                        __________________________________________

                        __________________________________________

                        __________________________________________

                        __________________________________________
                          (please list permitted Scudder Funds).

     VII. LOANS

               Loans to an Employee are:

                    |_| permitted according to the provisions specified in an attachment to this Adoption Agreement.

                    |_| not permitted.

    VIII. PROCEDURES FOR CHANGING INVESTMENTS

               Employees or Employees' beneficiaries may change the investments of their 403(b) Accounts by giving instructions directly to the:

                    |_| Plan Administrator.

                    |_| Custodian.

     IX.  DISTRIBUTION INSTRUCTIONS TO CUSTODIAN

               The Custodian will make distributions upon a written request from the:

                    |_| Employer or Plan Administrator.

                    |_| Employee.

                    |_| Employer, Plan Administrator or Employee.

     X.   WITHDRAWALS BY AN EMPLOYEE WHO HAS REACHED AGE 59-1/2

               Withdrawals from an account by an Employee who has reached the age of 59-1/2:

                    |_| are not permitted.

                    |_| are permitted.

     XI.  WITHDRAWALS BY AN EMPLOYEE ON ACCOUNT OF FINANCIAL HARDSHIP*

               Withdrawals from an account by an Employee who has encountered financial hardship:

                    |_| are not permitted.

                    |_| are permitted.

     XII. DISTRIBUTION TO AN EMPLOYEE UPON SEPARATION FROM SERVICE*

               Distributions to an Employee will commence:

                    |_|  upon the Employee's separation from service.

                    |_| upon the Employee's separation from service, or at age ____, if later.

                    |_| at the times specified in an attachment to this Adoption Agreement.

    XIII. AMENDMENT

               This adoption agreement |_| is |_| is not an amendment to an existing plan.

     XIV. ADOPTION OF AGREEMENT BY EMPLOYER AND CUSTODIAN

               By completing and signing this Adoption Agreement, the Employer agrees to open a custodial account under Internal Revenue Code
               Section 403(b)(7) for each Employee who signs a Scudder 403(b) Application Form. The Employer also adopts a Scudder 403(b) Plan according to the provisions in this Adoption Agreement and the Scudder 403(b) Custodial Agreement. If any selections in this Adoption Agreement are inconsistent with the applicable provisions of the Custodial Agreement, the selections here will control.

     The Scudder 403(b) Custodial Agreement, including this Employer Adoption Agreement, becomes effective on the date both the Custodian and the Employer have signed this Agreement.


_______________________________________________   State Street Bank and Trust
               Name of Employer                   Company


_______________________________________________
              Signature of Employer               BY ________________________


_______________________________________________      ________________________
                 Street Address

_______________________________________________
               City/Town and Zip

_______________________________________________
                      Date

     * Please note that, in general, if an Employee receives a hardship withdrawal or a distribution before reaching the age of 59-1/2, dying or becoming disabled, the withdrawal or distribution may be subject to a 10% IRS early withdrawal penalty tax. A distribution which is rolled over into an IRA will not be subject to this penalty, however.